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                                                                    EXHIBIT 4.1

                                 CSX CORPORATION

                      Action of Authorized Pricing Officers

                                  March 5, 2002

     1. Pursuant to (i) Section 301 of the Indenture dated as of August 1, 1990 between CSX Corporation (the "Corporation") and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of June 15, 1991, the Second Supplemental Indenture dated as of May 6, 1997, the Third Supplemental Indenture dated as of April 22, 1998 and the Fourth Supplemental Indenture dated as of October 30, 2001 (the indenture, as so supplemented, is herein called the "Indenture"), and
(ii) resolutions duly adopted by the Board of Directors of the Corporation at meetings duly called and held on May 1, 2001 and December 12, 2001, the undersigned officers hereby establish a series (as that term is used in Section 301 of the Indenture) of Securities to be issued under the Indenture, which series of Securities shall have the terms set forth in the Prospectus and the Prospectus Supplement attached as Exhibit A (collectively, the "Prospectus") and such other or different terms as may be set forth herein. The title of the Securities shall be the 6.30% Notes due 2012 (the "Notes"). Terms used herein and not defined shall have the meaning assigned to them in the Indenture or the Prospectus.

     2. The form and terms of the Notes substantially in the form of Exhibit B attached hereto are hereby approved under the Indenture; and the Chairman of the Board, President and Chief Executive Officer, any Vice Chairman, any Executive Vice President, any Senior Vice President, any Vice President, the Assistant Vice President-Corporate Treasury, the Vice President, General Counsel and Corporate Secretary or any Assistant Corporate Secretary of the Corporation are, and each of them with full power to act without the others hereby is, authorized, in the name and on behalf of the Corporation, to execute, manually or by facsimile signature, and in the manner provided in the Indenture, the Notes (and, in addition, to replace lost, stolen, mutilated or destroyed Notes, all as provided in the Indenture) substantially in the form approved hereby, in both temporary and definitive form, with such changes, modifications and insertions therein as the officer executing the Notes shall determine, such determination to be conclusively evidenced by the execution thereof by such officer, all in the manner and form required in, or contemplated by, the Indenture.

     3. The signatures of the officers of the Corporation so authorized to execute the Notes may, but need not be, the facsimile signatures of the current or any future such authorized officers imprinted or otherwise reproduced thereon, the Corporation for such purpose hereby adopting such facsimile signatures as binding upon it, notwithstanding that at the time any Notes shall be authenticated and delivered or disposed of any officer so signing shall have ceased to be such authorized officer.

     4. The form, terms and provisions of the Indenture are hereby ratified and approved.



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     5. The form, terms and provisions of the Underwriting Agreement, dated
March 5, 2002 (the "Underwriting Agreement"), between the Corporation and the Underwriters named on Schedule I thereto, providing for the issuance and sale of the Notes are hereby approved; and the Chairman of the Board, President and Chief Executive Officer, any Vice Chairman, any Executive Vice President, any Senior Vice President, any Vice President, the Assistant Vice President-Corporate Treasury, the Vice President, General Counsel and Corporate Secretary, any General Counsel or Assistant General Counsel, or any Assistant Corporate Secretary of the Corporation are, and each of them with full power to act without the others hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Corporation, the Underwriting Agreement with such changes therein as the officer of the Corporation executing the Underwriting Agreement shall approve, the execution thereof by such officer to be conclusive evidence of such approval.

     6. The form and terms of the Prospectus are hereby approved.

     7. The Chairman of the Board, President and Chief Executive Officer, any Vice Chairman, any Executive Vice President, any Senior Vice President, any Vice President, the Assistant Vice President-Corporate Treasury, the Vice President, General Counsel and Corporate Secretary, any General Counsel or Assistant General Counsel, or any Assistant Corporate Secretary of the Corporation are, and each of them with full power to act without the others hereby is, authorized and empowered to take all actions, and to execute and deliver any and all documents, in the name and on behalf of this Corporation as such officer or officers shall deem necessary or appropriate to effect or otherwise carry out the foregoing.

     8. Any and all actions heretofore or hereafter taken by any officer or officers of the Corporation within the terms of the foregoing, including without limitation, the filing of a registration statement and amendments, supplements and addenda thereto with the Securities and Exchange Commission with respect to the Notes and other securities which may be issued pursuant to the Indenture, are hereby ratified and confirmed as the act of the Corporation.

     9. The Notes may be authenticated by the Trustee and issued in accordance with the Indenture.


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Dated as of the date first set forth above.

                                 By:     /s/ John W. Snow
                                         ---------------------------------------
                                 Name:   John W. Snow

                                 Title: Chairman, President and Chief Executive Officer

                                 By:     /s/ David A.Boor
                                         ---------------------------------------
                                 Name:   David A. Boor
                                 Title:  Vice President and Treasurer